Exhibit 31.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Peter H. Stratton, Jr., certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Destination XL Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 2, 2014

/s/ PETER H. STRATTON, JR.
Peter H. Stratton, Jr.
Senior Vice President, Chief Financial Officer and Treasurer